Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-43613 and Registration Statement No. 333-93211 of C3, Inc. on Form S-8, and in Registration Statement No. 333-151255 and Registration Statement No. 333-100883 of Charles & Colvard, Ltd. on Form S-8, of our report dated March 31, 2009, relating to the financial statements of Charles & Colvard, Ltd. appearing in this Annual Report on Form 10-K of Charles & Colvard, Ltd. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 26, 2010